Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OAO Technology Solutions, Inc. on Form S-8 of our report dated February 24, 1999 appearing in the Annual Report on Form 10-K of OAO Technology Solutions, Inc. for the year ended December 31, 1998.





/s/ Deloitte & Touche LLP

Washington, D.C.
July 7, 1999



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